UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12
Hawthorn Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Hawthorn Bancshares, Inc.
300 Southwest Longview Boulevard
Lee’s Summit, Missouri 64081
April 17, 2009
Dear Shareholder:
     You are invited to attend the annual meeting of shareholders of Hawthorn Bancshares, Inc. to be held at Hawthorn Bank’s facility located at 132 East High Street, Jefferson City, Missouri, on Tuesday, June 2, 2009, commencing at 9:00 a.m., local time.
     The business to be conducted at the meeting is described in the accompanying notice of annual meeting and proxy statement. At this year’s meeting, the agenda includes the election of two Class II directors, a proposal to ratify the selection of our independent registered public accounting firm, and a proposal to approve the compensation of our executives disclosed in this proxy statement. In addition, there will be an opportunity to meet with members of senior management and review the business and operations of our company.
     Your vote is important. Whether or not you plan to attend the meeting, please cast your vote as soon as possible. Generally, you may vote by Internet, by telephone, or by completing, signing and returning the enclosed proxy card or voting instruction form. Specific voting instructions appear on the enclosed proxy card or voting instruction form.
     We appreciate your continued interest in and support of our company.
Sincerely yours,

James E. Smith
Chairman of the Board
     and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 2, 2009
PROXY STATEMENT
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
ITEM 1: ELECTION OF DIRECTORS
ITEM 2: SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ITEM 3: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
Communication with the Board
EXECUTIVE COMPENSATION AND RELATED MATTERS
RELATED PARTY TRANSACTIONS
INDEPENDENT AUDITOR FEES AND SERVICES
AUDIT COMMITTEE REPORT
OWNERSHIP OF COMMON STOCK
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
ADVANCE NOTICE OF SHAREHOLDER PROPOSALS

Hawthorn Bancshares, Inc.
300 Southwest Longview Boulevard
Lee’s Summit, Missouri 64081
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 2, 2009
     You hereby are notified that the annual meeting of the shareholders of Hawthorn Bancshares, Inc., a Missouri corporation, will be held at Hawthorn Bank’s facility located at 132 East High Street, Jefferson City, Missouri, on Tuesday, June 2, 2009, commencing at 9:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:
1.	To elect two Class II directors to hold office for a term expiring at our 2012 annual meeting of shareholders and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

2.	To consider and act upon ratification and approval of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2009;

3.	To consider and act upon advisory approval of the compensation of our executives disclosed in this proxy statement; and

4.	To consider and act upon any other matters that properly may come before the meeting.
     The proposals referred to above are more fully described in the accompanying proxy statement. An annual report to shareholders for 2008, which contains our audited financial statements, also accompanies this notice of annual meeting and proxy statement.
     Our board of directors has fixed the close of business on March 30, 2009 as the record date for the determination of the holders of our common stock entitled to notice of, and to vote at, the annual meeting.
By Order of the Board of Directors

James E. Smith
Chairman of the Board
     and Chief Executive Officer
April 17, 2009
Jefferson City, Missouri
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FOLLOW THE SPECIFIC VOTING INSTRUCTIONS APPEARING ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.
IMPORTANT NOTICE Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held on June 2, 2009.
This notice of annual meeting and accompanying proxy materials, and access to our proxy voting site, are available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting.
Our company’s proxy statement, annual report and other proxy materials are available at:
www.hawthornbancshares.com
Our company’s proxy voting site can be found at:
www.illinoisstocktransfer.com

Hawthorn Bancshares, Inc.
300 Southwest Longview Boulevard
Lee’s Summit, Missouri 64081

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 2, 2009

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
     Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the annual meeting.
Why am I receiving these materials?
     The board of directors of Hawthorn Bancshares, Inc. is providing these materials to you in connection with our annual meeting of shareholders on June 2, 2009. The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, and certain other required information. This proxy statement, the notice of annual meeting of shareholders and the accompanying form of proxy or voting instruction form were first sent to our shareholders on or about April 17, 2009. As a shareholder of our company, you are entitled and encouraged to vote on the items of business described in these proxy materials. Your vote is very important. For this reason, our board is requesting that you allow your shares to be represented at the annual meeting by the persons named as proxies on the enclosed proxy card or voting instruction form.
When and where will the annual meeting be held?
     The annual meeting of shareholders will be held on Tuesday, June 2, 2009, commencing at 9:00 a.m., local time, at Hawthorn Bank’s facility located at 132 East High Street, Jefferson City, Missouri. You may obtain directions to the location of the annual meeting by calling us at (573) 761-6100. You do not have to attend the annual meeting to be able to vote.
What matters will be voted on at the annual meeting?
     Shareholders will consider and vote upon the following business items at the annual meeting:
•	The election of two Class II directors to hold office for a term expiring at our 2012 annual meeting of shareholders and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

•	The ratification and approval of the selection of KPMG LLP as our independent registered public accounting firm for the current year;

•	The advisory approval of the compensation of our executives disclosed in this proxy statement; and

•	Any other matters that may properly come before the annual meeting.
How does our board of directors recommend that I vote?
     Our board of directors recommends that you vote:
•	“FOR” the election of each nominee for director named in this proxy statement;

•	“FOR” the ratification and approval of KPMG LLP as our independent registered public accounting firm; and

•	“FOR” the advisory approval of the compensation of our executives disclosed in this proxy statement.
What shares can I vote?
     The only outstanding voting securities of our company are the shares of our common stock, $1.00 par value. Each issued and outstanding share of our common stock as of the close of business on the March 30, 2009 record date for the annual meeting is entitled to one vote on each matter submitted to a vote at the annual meeting. As of the record date, 4,136,495 shares of our common stock were issued and outstanding.
     You may vote all shares of our common stock that you held as of the record date. This includes (i) shares held directly in your name as the shareholder of record, (ii) shares held for you as the beneficial owner through a broker, trustee or other nominee, sometimes referred to as shares held in “street name,” and (iii) shares held for you in our company benefit plans.
How do I submit my vote?
     Generally, you may vote your shares by Internet, by telephone, by completing, signing and returning the proxy card or voting instruction form provided to you, or by attending the annual meeting and voting in person. If you vote by Internet or by telephone, you do not need to return the proxy card. You will need to have your proxy card in hand if you vote by Internet or by telephone. Specific voting instructions are found on the proxy card or voting instruction form provided to you.
     Shares held by the shareholder of record. If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record, and these proxy materials were sent to you directly. As the shareholder of record, you have the right to grant your proxy vote directly or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.
     Shares held in street name. If you hold shares in a brokerage account or through some other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, trustee or nominee, together with a voting instruction form. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares by following the instructions on the voting instruction form. Although you may attend the annual meeting, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, trustee or nominee. We may require a recent brokerage statement or other proof of ownership for admission to the meeting. You may vote your shares by any of the options listed on the voting instruction form.
     Shares held in our company benefit plans. If your shares are held for you in our company benefit plans, you are receiving a voting instruction form from the plan trustee or administrator. To vote these shares, you will need to follow the specific voting instructions appearing on the voting instruction form. We must receive your completed voting instruction form by the deadline specified in such form. You may attend the annual meeting, however, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the plan trustee.
Can I change my proxy vote?
     If you are a shareholder of record, you may change your vote or revoke your proxy any time before your vote is used at the annual meeting by:
•	submitting a valid later-dated proxy;

•	submitting a valid, subsequent vote by telephone or the Internet;

•	notifying our corporate secretary in writing that you have revoked your proxy; or

•	completing a written ballot at the annual meeting.
Attendance at the annual meeting will not in and of itself constitute a revocation of your proxy.
     If you hold shares as the beneficial owner in street name, you may change your vote by submitting new voting instructions to your broker, trustee or other nominee or, if you have obtained a legal proxy from your broker, trustee or nominee, by voting in person at the annual meeting.
     You may revoke your voting instructions with respect to any shares of common stock you hold in our benefit plans by delivering a valid, later-dated voting instruction form by the deadline specified in the voting instructions furnished by the plan trustee or administrator.
How many votes are needed to conduct business at the annual meeting?
     A majority of all outstanding shares of our common stock entitled to vote at the annual meeting must be present or represented by proxy in order to satisfy the quorum requirement for the transaction of business at the annual meeting. Both abstentions and broker non-votes (described below under “What is the effect of a broker non-vote?”) are counted as present for purposes of determining a quorum. If a quorum should not be present, the annual meeting may be adjourned from time to time until a quorum is obtained.
How are votes counted?
     If you are a shareholder of record and you give your proxy, the shares represented by the proxy will be voted in accordance with your instructions. However, if you are a shareholder of record and you give your proxy without providing voting instructions on one or more proposals, your proxy will be voted for those unmarked proposals in accordance with the recommendation of our board of directors (which recommendation is identified above under “How does our board of directors recommend that I vote?”).
     If your shares are held in street name through a broker or other nominee, they will be voted in accordance with the voting instructions that you provide. If you do not provide voting instructions, your broker or other nominee is only permitted to vote your shares on proposals that are considered routine, including the election of directors and ratification of the appointment of KPMG LLP as our independent registered public accounting firm.
     If your shares are held in our company benefit plans, they will be voted in accordance with your voting instructions. If the plan trustee or administrator does not receive voting instructions for shares held in our company benefit plans by the deadline specified in the voting instruction form, the shares credited to your account will not be voted.
What vote is required to approve the proposals at the annual meeting?
     Election of Directors. Directors are elected by a majority of the votes cast, in person or by proxy, by shareholders entitled to vote at the annual meeting for that purpose. Shareholders can withhold authority to vote for one or more nominees for director. Shares represented at the annual meeting that are not voted for a particular nominee, whether by specifically withholding authority to vote on your proxy card or voting instruction form or otherwise, will have the same effect as a vote against the nominee. Shareholders do not have cumulative voting rights in the election of directors.
     Other Matters. Approval of the proposal to ratify and approve the selection of KPMG LLP as our independent registered public accounting firm, the proposal for advisory approval of the compensation of our executives disclosed in this proxy statement and all other proposals that properly may come before the annual meeting require the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the particular proposal. Shareholders may abstain from voting on any proposal at the meeting. If you abstain from voting on any proposal, it has the same effect as a vote against the proposal.

What is the effect of a broker non-vote?
     A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting, if such shares are otherwise properly represented at the meeting in person or by proxy. Broker non-votes are not counted for purposes of determining the number of shares entitled to vote on any proposal for which the broker or other nominee lacks discretionary authority, and therefore would reduce the number of affirmative votes that are necessary to approve that proposal.
Are there any other matters that will be considered at the annual meeting?
     The only items of business that may be properly brought before the annual meeting are the matters set forth in this proxy statement or those brought before the meeting by or at the direction of our board of directors. We are not aware of any business to be acted upon at the annual meeting other than the items described in this proxy statement. Your signed proxy, however, will entitle the persons named as proxy holders to vote in their discretion for any other matter that is properly presented at the meeting.
Who pays the cost of soliciting votes at the annual meeting?
     This proxy solicitation is being made by our board of directors. All costs of this solicitation will be borne by our company. In addition to the use of the mails, proxies may be solicited personally or by telephone by some of the regular employees of our company and of our subsidiary bank, at no additional compensation. Our company may reimburse brokers, banks and other persons holding stock in their names, or in the names of nominees, for their expenses incurred in sending proxy materials to their principals and obtaining their proxies. Our company requests that brokerage houses and other custodians, nominees and fiduciaries forward the soliciting materials to the beneficial owners of the shares of common stock held of record by such persons. If you choose to access proxy materials or vote by Internet, you are responsible for any Internet access charges you may incur.
Where can I find the voting results of the annual meeting?
     We will announce preliminary voting results at the annual meeting and publish the final results in our quarterly report on Form 10-Q for the quarter ending June 30, 2009.
What should I do if I receive more than one set of proxy materials?
     Each shareholder at a given address will receive a separate proxy card or voting instruction form. You may receive multiple sets of proxy materials if you hold shares in more than one brokerage account or if you are a shareholder of record and have shares registered in more than one name. Please vote the shares on each proxy card or voting instruction form you receive.
     The Securities and Exchange Commission or SEC has adopted rules that permit companies and intermediaries (including brokers) to satisfy the delivery requirements for proxy statements, annual reports and notices of internet availability of proxy materials with respect to two or more shareholders sharing the same address by delivering a single package of these materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
     We have adopted a “householding” procedure that you may wish to follow. If you are receiving multiple sets of proxy materials and wish to have your accounts householded, contact our corporate secretary, Kathleen L. Bruegenhemke, at (573) 761-6179, or send written instructions to our corporate secretary at Hawthorn Bancshares, Inc., 132 East High Street, Jefferson City, MO 65101. If you no longer wish to participate in householding (and instead wish that each shareholder sharing the same address with you receives a complete set of proxy materials), you must contact our corporate secretary at the above telephone number or address to withhold your consent for householding. We will act in accordance with your wishes within 30 days after receiving such notification.

     Many brokerage firms participate in householding as well. If you have a householding request for your brokerage account, please contact your broker.
Where may I obtain financial and other information about Hawthorn?
     We filed our annual report on Form 10-K for the year ended December 31, 2008 with the SEC on March 16, 2009. Our annual report to shareholders, containing our audited financial statements for 2008, accompanies this proxy statement. This proxy statement, our annual report to shareholders, our Form 10-K, and our other proxy materials are available at www.hawthornbancshares.com. Information on any website that we refer to does not constitute part of this proxy statement.
How may I obtain another set of proxy materials?
     If you want to receive another paper copy, or an e-mail copy, of the proxy materials for this annual meeting, you may request one. There is no charge to you for requesting a copy. Please make your request by calling us at (800) 761-8362, or writing to our corporate secretary, Kathleen L. Bruegenhemke, at Hawthorn Bancshares, Inc., 132 East High Street, Jefferson City, MO 65101.
     In addition, you can access a complete set of proxy materials, which include this proxy statement, the notice of annual meeting of shareholders and annual report to shareholders, on the Internet at www.hawthornbancshares.com.
     To request a complete set of proxy materials for future meetings of our shareholders, please call us at (800) 761-8362, contact us by e-mail at customerservice@hawthornbank.com, use the Internet at www.hawthornbancshares.com, or write to our corporate secretary at the address provided above.
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
ITEM 1: ELECTION OF DIRECTORS
What am I voting on?
     One of the purposes of this annual meeting is to elect two directors in Class II to serve for a three-year term expiring at the annual meeting of shareholders in 2012 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal.
What is the structure of our board and how often are directors elected?
     Through March 19, 2009, our board of directors consisted of seven directors. Due to Julius F. Wall’s retirement from our board, at a meeting held on February 11, 2009 our board of directors voted unanimously to reduce its size from seven to six directors effective March 19, 2009. Our articles of incorporation divides the board into three classes of directors, with directors serving staggered terms of three years and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. The present term of Gus S. Wetzel, II, the only director currently in Class II, expires at this annual meeting. Prior to his retirement on March 19, 2009, Julius F. Wall also was a director in Class II. Directors in Class I (Charles G. Dudenhoeffer, Jr., Philip D. Freeman and James E. Smith) and Class III (Kevin L. Riley and David T. Turner) have terms expiring at the time of the annual meeting of shareholders in 2011 and 2010, respectively, except that Mr. Dudenhoeffer has agreed that he would cease to be a Class I director effective immediately upon his election as a Class II director. Our board of directors has determined that Messrs. Dudenhoeffer, Freeman, Riley and Wetzel each satisfies the independence requirements of the NASDAQ Global Select Market or NASDAQ.
Who are this year’s nominees?
     The nominating and corporate governance committee of our board of directors has designated Charles G. Dudenhoeffer, Jr. and Gus S. Wetzel, II as the two nominees proposed for election at the annual meeting. Each of these nominees currently serves on our board. In order for each class of directors to be comprised of two members, Mr. Dudenhoeffer has agreed that if he is elected as a Class II director he would cease to be a Class I director. Unless authority to vote for the nominees or a particular nominee is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of Messrs. Dudenhoeffer and Wetzel. The following table sets forth certain information with respect to each person nominated for election as a Class II director at the annual meeting and each director whose term of office will continue after the annual meeting.

			Director
Name	Age	Position With our Company	Since
NOMINEES
Class II: Term to expire in 2012
Charles G. Dudenhoeffer, Jr. *	69	Director	1993
Gus S. Wetzel, II	68	Director	1999

DIRECTORS CONTINUING IN OFFICE
Class I: Term to expire in 2011
Philip D. Freeman	55	Director	1993
James E. Smith	64	Chairman, CEO and Director	1997
Class III: Term to expire in 2010
Kevin L. Riley	53	Director	1995
David T. Turner	52	President and Director	1997

*	Mr. Dudenhoeffer currently serves as a Class I director having a term expiring in 2011. If elected as a Class II director, he would cease to be a Class I director.
     There is no arrangement or understanding between any director and any other person pursuant to which such director was selected as a director.
What is the business experience of the nominees and of our continuing board members?
     The business experience during the last five years of each person nominated for election as a director at the annual meeting and each director whose term of office will continue after the annual meeting is as follows:
     Charles G. Dudenhoeffer, Jr. has served as a director of Hawthorn Bank (or one of its constituent predecessors) since 1978 and of our company since 1993. Mr. Dudenhoeffer served as vice president and trust officer of a predecessor to Hawthorn Bank from 1974 until June 1992, and as senior vice president and trust officer of that predecessor from June 1992 until June 2000. He served as senior vice president of our company from 1993 through June 2000. Mr. Dudenhoeffer also serves on our nominating and corporate governance, audit and compensation committees.
     Philip D. Freeman has served as a director of Hawthorn Bank (or one of its constituent predecessors) since 1990 and of our company since 1993. He has been the owner/manager of Freeman Mortuary, Jefferson City, Missouri since 1974. Mr. Freeman also serves on our nominating and corporate governance, audit and compensation committees.
     Kevin L. Riley has served as a director of Hawthorn Bank (or one of its constituent predecessors) and of our company since 1995. He has been co-owner of Riley Chevrolet, Toyota, Scion, Inc. and Riley Oldsmobile, Cadillac, Inc., each a Jefferson City, Missouri automobile dealership, since 1986 and 1992, respectively. Mr. Riley also serves on our nominating and corporate governance, audit and compensation committees.
     James E. Smith has served as a director of Hawthorn Bank (or of its constituent predecessors) since 1975 and of our company since 1997. He served as vice chairman of our company from 1998 through March 2002 when he assumed the responsibilities of chairman and chief executive officer, as president and secretary of Hawthorn Bank from 1975 through May 2000 when he was promoted to chairman and chief executive officer, as president of a predecessor to Hawthorn Bank from January 2000 through October 2002, and as vice chairman of another predecessor to Hawthorn Bank from October 2002 through March 2007.
     David T. Turner has served as a director of Hawthorn Bank (or of its constituent predecessors) and of our company since January 1997. Mr. Turner served as vice chairman of our company from June 1998 through March 2002 when he assumed the position of president. From 1993 until June 1998, he served as senior vice president of our company. Mr. Turner served as president of a predecessor to Hawthorn Bank from January 1997 through March 2002 when he assumed the position of chairman, chief executive officer and president. He served as senior vice president of that same predecessor from June 1992 through December 1996 and as its vice president from 1985 until June 1992.
     Gus S. Wetzel, II has served as a director of Hawthorn Bank (or one of its constituent predecessors) since 1974, and of our company since 1999. He served as chairman of Hawthorn Bank from 1974 until May 2000. Dr. Wetzel has served as a physician/surgeon with the Wetzel Clinic, Clinton, Missouri since 1972. He also serves on our nominating and corporate governance, audit and compensation committees.
What if a nominee is unwilling or unable to serve?
     Each of the nominees listed in this proxy statement has indicated his willingness to serve as a director if elected, and the board of directors has no reason to believe that any nominee will be unavailable for election. If, for some unforeseen reason, a nominee becomes unwilling or unable to serve, it is intended that shares represented by the proxies will be voted for the election of such substitute nominee as may be designated by our nominating and corporate governance committee, unless the authority to vote for all nominees or for the particular nominee who has ceased to be a candidate has been withheld.
How does our board of directors recommend that I vote?
     Our board of directors recommends that you vote “FOR” the election of Charles G. Dudenhoeffer, Jr. and Gus S. Wetzel, II as Class II directors.
ITEM 2: SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
What am I voting on?
     Shareholders are being asked to ratify and approve the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2009. The selection of KPMG LLP was made by the audit committee of our board of directors. KPMG LLP has served as our independent auditors since 1993. In connection with the audit of our 2009 financial statements, our company entered into an engagement agreement with KPMG LLP which sets forth the terms by which KPMG LLP will perform audit services for our company. That agreement is subject to alternative dispute resolution procedures. The ratification and approval by shareholders of the selection of KPMG LLP effectively would also be a ratification of that agreement.
What services do the independent registered public accountants provide?
     Audit services provided by KPMG LLP for 2008 included the examination of the consolidated financial statements of our company and services related to our periodic filings with the SEC. Audit services also included an assessment of our company’s internal control over financial reporting as of December 31, 2008 for the purpose of expressing an opinion on the effectiveness of our company’s internal control over financial reporting. The services provided by KPMG LLP are more fully described in this proxy statement under the captions “Audit Committee Report” and “Independent Auditor Fees and Services.”

Will a representative of KPMG LLP be present at the meeting?
     One or more representatives of KPMG LLP are expected to be present at the annual meeting. Any such representative will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from shareholders.
What if this proposal is not approved?
     Shareholder ratification and approval of the audit committee’s selection of KPMG LLP as our independent registered public accounting firm is not required by any statute or regulation or by our bylaws. Nevertheless, if the shareholders do not ratify and approve the selection of KPMG LLP at the annual meeting, the audit committee will reconsider the appointment. Submission of our selection of KPMG LLP to the shareholders for ratification and approval will not limit the authority of the audit committee to appoint another independent certified public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated.
How does our board of directors recommend that I vote?
     Our board of directors recommends that you vote “FOR” approval of the selection of KPMG LLP.
ITEM 3: NON-BINDING ADVISORY VOTE ON EXECUTIVE
COMPENSATION
What am I voting on?
     The American Recovery and Reinvestment Act of 2009, enacted on February 17, 2009, requires all participants in the Troubled Asset Relief Program or “TARP” to permit a non-binding shareholder vote to approve the compensation of the participant’s executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission. As a result of our participation in TARP, shareholders are being given the opportunity to cast an advisory vote on the compensation of our company’s executives at the annual meeting.
     This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:
     “Resolved, that the shareholders approve the compensation paid to our company’s executives pursuant to the policies and procedures employed by our company, as described in the Compensation Discussion and Analysis and tabular and accompanying narrative disclosure regarding named executive officer compensation in the proxy statement for the 2009 annual meeting of shareholders.”
     Because your vote is advisory, it will not be binding upon our board of directors. However, our compensation committee may take into account the outcome of the vote when considering future executive compensation arrangements.
How does our board of directors recommend that I vote?
     Our board of directors recommends that you vote “FOR” approval of the above resolution concerning the compensation paid to our company’s executives.
CORPORATE GOVERNANCE AND BOARD MATTERS
Communication with the Board
     Our board of directors has not established a formal process for shareholders to follow in sending communications to our board or its members, as our policy has been to forward to the directors any shareholder correspondence we receive that is addressed to them. Shareholders who wish to communicate with our board or any of our directors may do so. Such communications must be addressed to our board or any such director in care of our corporate secretary at Hawthorn Bancshares, Inc., 132 East High Street, Jefferson City, MO 65101. Alternatively, such communications may be sent by e-mail to kbruegenhemke@hawthornbank.com. All such communications will be compiled by our corporate secretary and submitted to our board or the individual director, as applicable, on a periodic basis.
     Neither our board of directors nor a specific director is required to respond to a shareholder communication. To avoid selective disclosure, our board or the individual director may respond to a shareholder’s communication only if the communication involves information which is not material or which is already public. In such case, our board of directors, as a whole, or the individual director may respond, if at all:
•	Directly, following consultation with our corporate secretary or other advisors or without additional consultation, as our board determines appropriate;

•	Indirectly through our corporate secretary or other designated officer, following consultation with our corporate secretary or other advisors or without additional consultation, as our board determines appropriate; or

•	Pursuant to such other means as our board determines appropriate from time to time.
     If the communication involves material non-public information, our board of directors or the individual director will not provide a response to the shareholder concerning such information. Our company may, however, publicly provide information responsive to such communication if (following consultation with our advisors, as our board determines appropriate) our board determines disclosure is appropriate. In that case, the responsive information will be provided in compliance with SEC Regulation FD and other applicable laws and regulations.
Consideration of Director Nominees
     In identifying and evaluating director nominees, the nominating and corporate governance committee of our board of directors may receive recommendations from management, from other directors and from shareholders. The committee reviews and considers information on each candidate and evaluates it in light of the needs and requirements of our company. The committee believes that our board and its committees should be comprised of persons who are of high character and integrity, who have a personal and professional reputation that is consistent with the image and reputation of our company, and who have expertise that may be useful to our company. The committee also considers various factors, including the independence of the candidate, as well as his or her education or special skills, areas of expertise, experience, age, business associations, reputation and other characteristics and qualities that the committee believes are likely to enhance the effectiveness of our board and its committees. In determining whether a director should be retained and stand for re-election, the committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of our board and each committee on which such director serves.
     Shareholders who wish the nominating and corporate governance committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the nominating and corporate governance committee in care of our corporate secretary at Hawthorn Bancshares, Inc., 132 East High Street, Jefferson City, MO 65101. All nominees, including those submitted by shareholders in accordance with these procedures, will be evaluated using generally the same methods and criteria described above, although those methods and criteria are not standardized and may vary from time to time. Shareholders also may submit director nominations to our company in accordance with the procedures described below under “Advance Notice of Shareholder Proposals.”

Committees of the Board
     Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. There currently are no other committees of our board of directors. Members of the committees serve at the pleasure of our board of directors.
     Audit Committee. The audit committee of our board of directors currently is comprised of Mr. Freeman, its chairman, and Messrs. Dudenhoeffer, Riley and Wetzel. Our board of directors has determined that each member of the audit committee is independent as defined by NASDAQ’s independence standards. In addition, our board of directors has determined that Charles G. Dudenhoeffer, Jr. meets the SEC’s definition of an “audit committee financial expert.” The audit committee assists our board in fulfilling its responsibilities with respect to accounting and financial reporting practices and the scope and expense of audit and related services provided by external auditors, among others. The audit committee is responsible for apprising our board of management’s compliance with board mandated policies, internal procedures and applicable laws and regulations. The committee works with the internal audit department and external auditors and supervises the internal audit function directly, reviews and approves the hiring of audit personnel and evaluates the performance of the internal audit function and the external auditors. The committee also has the duty to make, or cause to be made, a suitable examination and audit of the financial affairs of our company and its subsidiaries at least annually, and to report its findings to our board of directors. A more complete description of the audit committee’s functions is provided in its charter, a copy of which is available on our internet website (www.hawthornbancshares.com) under “Governance Documents.” The audit committee met 9 times during 2008.
     Compensation Committee. The compensation committee of our board of directors currently is comprised of Mr. Freeman, its chairman, and Messrs. Dudenhoeffer, Riley and Wetzel. Our board of directors has determined that each member of the compensation committee is independent as defined by NASDAQ’s independence standards. The committee is responsible for reviewing and making recommendations to our board of directors regarding the compensation and benefits of our executive officers and directors and for establishing and administering our executive compensation program. The responsibilities of the compensation committee also include the construction, interpretation and administration of our incentive stock option plan and our 2007 omnibus incentive plan, and the exercise of exclusive authority over the grant of options and other awards under those plans. Our chief executive officer assists the committee from time to time on a variety of compensation matters, including making recommendations for the appropriate salaries and bonuses of our executive officers (other than our chief executive officer). The committee has the authority to consult with management and to engage the services of outside advisors, experts and others to assist it in its efforts. A more complete description of the committee’s functions is provided in its charter, a copy of which is available on our internet website (www.hawthornbancshares.com) under “Governance Documents.” The compensation committee met 5 times during 2008.
     Nominating and Corporate Governance Committee. The members of our nominating and corporate governance committee currently are Mr. Freeman, its chairman, and Messrs. Dudenhoeffer, Riley and Wetzel, each of whom is independent, as defined by NASDAQ’s independence standards. This committee is responsible for the director nomination process, including evaluating and recommending director nominees and committee appointments. It also is responsible for various other governance related matters, including an annual board assessment. A more complete description of the committee’s functions is provided in its charter, a copy of which is available on our internet website (www.hawthornbancshares.com) under “Governance Documents.” The nominating and corporate governance committee met 2 times during 2008.
Meetings of the Board
     During 2008 our board of directors held 10 meetings. Each director attended at least 75% of the total meetings of our board of directors and of the committees of our board on which he served during that year. Our directors discharge their responsibilities throughout the year, not only at such board of directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to our company.
     Directors are encouraged by our company to attend our annual meeting of shareholders if their schedules permit, but our company does not otherwise have a policy regarding such attendance. All directors were present at the annual meeting of the shareholders held in June 2008. The board of directors typically meets immediately following the annual meeting of shareholders, which facilitates the directors’ attendance at the annual meeting of shareholders.
Code of Ethics
     Our board of directors has adopted a code of business conduct and ethics applicable to all employees, officers and directors. A copy of the code of business conduct and ethics is available to any shareholder who requests it by writing to our corporate secretary at Hawthorn Bancshares, Inc., 132 East High Street, Jefferson City, MO 65101. It also is available on our internet website (www.hawthornbancshares.com) under “Governance Documents.” Any substantive amendment to, or waiver from, a provision of this code that applies to our principal executive officer or principal financial officer will be disclosed on our internet website.
Director Compensation
     Only outside (non-employee) members of our board of directors receive compensation for their service to our company as a director. Each of these outside (non-employee) directors receive a monthly retainer of $1,500 and $500 for each board and committee meeting attended, respectively.
     All directors of our company are also directors of Hawthorn Bank, and in that capacity may receive compensation from Hawthorn Bank. For their service to Hawthorn Bank as a director, each of Hawthorn Bank’s outside (non-employee) directors is paid $500 for each meeting of the board attended and $100 for each committee meeting attended.
     Compensation earned in 2008 by our directors (other than those who are named executive officers in the summary compensation table under “Executive Compensation and Related Matters”) for service on the board and its committees is presented in the table below.

	Fees Earned or	All Other
	Paid in Cash	Compensation	Total
Name	($) (1)	($)	($)

Charles G. Dudenhoeffer, Jr.	38,700	0	38,700
Philip D. Freeman	37,000	0	37,000
Kevin L. Riley	37,500	0	37,500
Gus S. Wetzel, II	36,500	0	36,500
Julius F. Wall (2)	37,100	0	37,100

(1)	Includes fees received for service as directors and committee members of our company, and of our subsidiary bank, Hawthorn Bank, as follows:

	Hawthorn	Hawthorn	Hawthorn	Total Fees
	Bancshares	Bancshares	Bank	Earned or
	Retainer	Meeting Fees	Meeting Fees	Paid in Cash
Name	($)	($)	($)	($)

Mr. Dudenhoeffer	18,000	13,000	7,700	38,700
Mr. Freeman	18,000	13,000	6,000	37,000
Mr. Riley	18,000	13,000	6,500	37,500
Dr. Wetzel	18,000	13,000	5,500	36,500
Mr. Wall	18,000	13,000	6,100	37,100

(2)	Mr. Wall retired from our board of directors effective March 19, 2009.

Compensation Committee Interlocks and Insider Participation
     Members of our compensation committee are Mr. Freeman, its chairman, Mr. Dudenhoeffer, Jr., Mr. Riley and Dr. Wetzel, II. As discussed below under “Executive Compensation and Related Matters—Compensation Discussion and Analysis,” in 2008 Mr. Smith, our chief executive officer, administered the executive compensation program with respect to non-equity compensation insofar as it pertained to executive officers other than the chief executive officer and president. All decisions relating to the compensation of executive officers are reviewed by, and subject to the approval of, our compensation committee. Among the members of our bank’s board of directors, Mr. Smith and Mr. Turner are officers and employees of our company and its subsidiary bank.
     None of the members of our compensation committee was an officer or employee of our company or any of its subsidiaries during 2008. Messrs. Dudenhoeffer, Riley and Wetzel, and certain corporations and firms in which such persons have interests, have obtained loans from our affiliate bank. Each of such loans are believed to have been made to such persons, corporations or firms (i) in the ordinary course of business, (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to our company or any of its subsidiaries, and (iii) without involving more than the normal risk of collectibility or presenting other unfavorable features.
EXECUTIVE COMPENSATION AND RELATED MATTERS
Compensation Discussion and Analysis
     This compensation discussion and analysis describes the material elements of compensation of our chief executive officer, our principal financial officer and our two other executive officers for 2008, collectively referred to as our “named executive officers.” It also provides information on our compensation philosophy and our compensation policies and programs designed to achieve our compensation objectives. This discussion and analysis should be read in conjunction with the Summary Compensation Table, its accompanying footnotes and the additional tabular and narrative disclosure that follows the Summary Compensation Table.
Overview of Compensation Program.
     The compensation committee of our board of directors has overall responsibility for the establishment, direction and administration of all aspects of the compensation policies and programs for the executive officers of our company and its subsidiary bank. By agreement between our company and its subsidiary bank, individuals who are employees of both our company and the bank are compensated as such by the bank. The committee seeks to ensure that the total compensation paid to the executive officers, taking into account any compensation received from our subsidiary bank, is fair, reasonable and competitive. Our compensation program is reviewed annually to ensure that compensation levels and incentive opportunities are competitive and reflect the performance of our company and its subsidiary bank as well as performance of the individual executive officer. In this regard, from time to time our company retains the services of human resources and executive compensation consulting firms to review and make recommendations concerning our executive compensation program, although this was not done for 2008.
Compensation Program Objectives.
     The three basic goals or objectives of our executive compensation program are:
•	to attract and retain qualified individuals who provide the skills and leadership necessary to enable our company and its subsidiary bank to achieve earnings growth, capital compliance and return on investment objectives, while maintaining a commitment to equal employment opportunity and affirmative action guidelines and practices;

•	to create incentives to achieve company and individual performance objectives through the use of performance-based compensation programs; and

•	to create a mutuality of interest between executive officers and shareholders through compensation structures that create a direct link between executive compensation and shareholder return.

     In determining the structure and levels of each of the components of executive compensation needed to achieve these objectives, all elements of the compensation package are considered in total, rather than any one component in isolation. As more fully described below, the determination of such levels of executive compensation is a subjective process in which many factors are considered, including our company’s and/or affiliate bank’s performance and the individual executive’s specific responsibilities, historical and anticipated personal contribution to our business, and length of service with our company or affiliate bank.
Role of Executive Officers in Compensation Decisions.
     Our executive compensation program, insofar as it pertains to our chief executive officer and president, is administered solely by the compensation committee of our board of directors. Our executive compensation program, insofar as it pertains to executive officers other than our chief executive officer and president, is administered by our chief executive officer and president with respect to non-equity compensation and by the compensation committee with respect to equity compensation. In approving equity compensation awards to our executive officers other than our chief executive officer, the compensation committee gives some deference to the recommendations of our chief executive officer. Mr. James Smith, our chief executive officer, and certain other executive officers of our company and affiliate bank, may attend meetings of the committee, but are not present during discussions or deliberations regarding their own compensation.
Compensation Components.
     For 2008, the principal components of compensation for our executive officers were:

Base salary:	Designed to compensate employees competitively relative to the market;

Performance-based incentive compensation:	Designed to reward short-term performance, particularly the achievement of annual performance objectives;

Long-term equity incentive compensation:	Designed to encourage creation of long-term shareholder value and reward long-term performance; and

Retirement and other benefits:	Designed to provide competitive benefits.
     It is our view that these compensation components collectively promote the achievement of our compensation program objectives identified above by advancing both the short- and long-term interests of our shareholders. Among other things, the long-term interests of our shareholders are advanced by designating a portion of executive compensation to be at risk: namely, incentive compensation (which permits individual performance to be recognized on an annual and long-term basis based, in part, on an evaluation of the executive’s contribution to our company’s and/or affiliate bank’s performance) and the grant of stock options and other long-term equity incentive compensation (which directly ties a portion of the executive’s long-term remuneration to stock price appreciation realized by shareholders). Each of the components of the compensation program is addressed separately below.
     Base Salary. Our company provides our named executive officers and other employees with base salary to compensate them for services rendered during the year. We view base salary as a key element of our employee attraction and retention objective. Base salary ranges for executive officers are determined for each executive based on his or her position and responsibility and on management’s recommendations and subjective assessments of each executive’s growth and effectiveness in the performance of his or her duties. In this regard, there is a subjective analysis of the role played by each individual executive in generating our company’s and/or bank’s performance, including a consideration of the executive’s specific responsibilities, contributions to our company’s and/or bank’s business, and length of service. The factors impacting base salary levels are not independently assigned specific weights. We believe that base salary levels must bear a reasonable relationship to those that we perceive to exist in our market for executive talent in order to protect our ability to retain our executives and attract new executives when necessary. Base salary levels typically are considered annually as part of our company’s performance review process as well as upon a promotion or other change in job responsibility. During its review of base salaries for executives, the committee primarily considers:

•	internal review of the executive’s compensation, both individually and relative to other officers;

•	a subjective assessment of the individual performance of the executive; and

•	market data, to the extent available, provided by outside consultants or other sources that places the executive’s compensation in context to that provided to similarly situated executives of other employers; however, we do not set base salary levels at a targeted percentile relative to compensation date for a particular peer, competitor or industry group. Our most recent external analysis was performed in 2005 by the Hay Group in which the Hay Group’s general market and executive banking data bases were selected for peer comparison purposes.
     From its review of base salaries for executives, the committee increased the base salaries of our named executive officers in 2008 as follows: Mr. Smith — 0.0%; Mr. Turner — 3.0%; Mr. Rose — 3.5%; and Ms. Bruegenhemke — 4.8%. The increases were determined subjectively by the committee after considering cost of living adjustments and each employee’s perceived merit performance.
     Incentive Compensation. In 1997 the committee recommended, and the full board of directors approved, the adoption of an incentive bonus program. This program continues to be an important part of our compensation program in that it provides incentives to achieve company and individual performance objectives. Under this program, our company’s and affiliate bank’s officers are eligible to receive annual incentive bonus awards. The officers participating in the program are identified by our chief executive officer, our president and our compensation committee. Performance objectives are established for each of these officers.
     The performance objectives for participants may include corporate performance objectives, functional or operating unit performance objectives and personal targeted objectives for performance. In the case of our chief executive officer and other senior officers, the performance objectives for 2008 were focused primarily on the achievement of budgetary, credit quality and operational objectives, while those for the junior officers of our affiliate bank primarily concern their functional or operating unit performance and the achievement of personal performance objectives. The performance objectives are not independently assigned specific weightings, but instead are subjectively considered based upon their perceived relative importance to each individual officer’s job category and responsibilities.
     Each officer who is eligible to receive bonus awards is assigned to one of four bonus tiers, which assignment is made primarily according to job category. Tier one consists of our chief executive officer, Mr. Smith and our president, Mr. Turner. Tier two generally consists of our affiliate bank’s regional presidents. Tier three consists of senior officers of our company and of our affiliate bank, including Mr. Rose and Ms. Bruegenhemke. Tier four consists of junior officers of our affiliate bank. Threshold, target and maximum award levels are established for each tier and are expressed as a percentage of base salary for the officers in the applicable tier. Target awards are established at levels that, when combined with base salary, will achieve the perceived market level of annual compensation for performance that exceeds expectations. Threshold awards are established at 50% of the targeted award opportunity and, when combined with base salary, are intended to provide the perceived market level of annual compensation for performance that is at expectations. No awards are paid if the threshold level is not achieved. The maximum awards are established at 150% of the targeted award opportunity to reward exceptional performance. The following table presents the threshold, target and maximum award levels (expressed as a percentage of base salary) for each tier of our incentive bonus program.

Tier	Threshold	Target	Maximum

Tier 1	15%	30%	45%
Tier 2	10%	20%	30%
Tier 3	6%	12%	18%
Tier 4	5%	10%	15%
     Bonus awards are allocated among the participants after considering the individual participant’s performance, responsibilities and contributions to our company and/or affiliate bank, and subjectively analyzing the basis of their aggregate impact on the success of our company and/or affiliate bank for the preceding year. The incentive bonus awards earned by each of our named executive officers for each of the last three years appear in the Summary Compensation Table below in the “Non-Equity Incentive Plan Compensation” column.
     Equity Incentive Compensation. In order to enhance long-term shareholder value, our company seeks to provide incentives that motivate our executives to look beyond our company’s short-term results. In February 2000, our board of directors adopted, and our shareholders subsequently approved, a stock option plan. An important objective of stock option grants is to advance the longer term interests of our company and its shareholders and complement incentives tied to annual performance by rewarding executives upon the creation of incremental shareholder value.
     In February 2007, our board of directors adopted, and our shareholders subsequently approved, our 2007 omnibus incentive plan. This plan is available to provide additional long-term incentives to executive officers and other employees, as well as non-employee directors, through grants of stock options, restricted stock awards, restricted stock units, performance share awards, as well as awards such as stock appreciation rights, performance units, performance shares, bonus share and dividend share awards payable in the form of common stock or cash. Like our stock option plan grants, awards under our 2007 omnibus incentive plan would serve to advance the longer term interests of our company and its shareholders by rewarding executives upon the creation of incremental shareholder value.
     To date, the only awards made under our stock option plan and our 2007 omnibus incentive plan have been stock options. Our company has awarded stock options at NASDAQ’s closing price of our common stock on the date of the grant. In certain limited circumstances, we may grant options to an executive at an exercise price in excess of the closing price of our common stock on the grant date. We have never granted options with an exercise price that is less than the closing price of our common stock on the grant date, nor have we granted options which are priced on a date other than the grant date. Our stock options only produce value to executives if the price of our company’ common stock appreciates, thereby directly linking the interests of executives with those of shareholders. Therefore, in order to provide long-term incentives to executive officers and other employees related to long-term growth in the value of our common stock, it is intended that stock options be granted to such persons under our company’ stock option plan or our 2007 omnibus incentive plan. The selection of the persons eligible to receive stock options and the designation of the number of stock options to be granted to such persons are made by our compensation committee after taking into account management’s assessment of each person’s relative level of authority and responsibility with our affiliate bank, years of service and base salary, among other factors.
     In 2008, the stock options awarded to our named executive officers are identified in the Grants of Plan Based Awards table below. The number of stock options awarded to each named executive officer was determined subjectively by the committee after considering each employee’s perceived merit performance. The committee felt that the awards of stock options provided a sufficient equity incentive to encourage creation of long-term shareholder value and reward long-term performance, and therefore did not feel it was necessary to make any other awards under the 2007 omnibus incentive plan.
     Retirement Benefits. As described below under “Executive Compensation and Related Matters—Pension Plan,” all full-time employees of our company and affiliate bank who have completed five continuous years of employment earn the right to receive certain benefits upon retirement under our defined benefit pension plan. The normal retirement benefits provided under the plan for an employee with at least 25 years of continuous service are based upon 45% of his or her average compensation over a ten-year period, less 50% of his or her social security benefit. For employees with less than 25 years of continuous service, retirement benefits are reduced proportionally.
     Perquisites and Other Personal Benefits. Our company provides our named executive officers with perquisites and other personal benefits that the compensation committee believe are reasonable and consistent with its overall compensation program to better enable our company to attract and retain superior employees for key positions. The compensation committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.
     Our company provides Messrs. Smith and Turner each with the use of an automobile because their responsibilities for our company and affiliate bank require that they travel to our various branch offices on a regular basis. They may use the automobile for their personal use as well. Our company pays local country club membership dues on behalf of Messrs. Smith, Turner and Rose to assist them in developing and enhancing business relationships in our markets.
Employment and Change in Control Agreements
     Our company entered into an employment agreement with James E. Smith, which agreement is described below under the caption “Employment Agreements.”
     Our company also has entered into change of control agreements with each of the named executive officers, which agreements are described below under the caption “Change of Control Agreements.” These agreements provide for the payment of certain benefits if we terminate the executive’s employment or if the executive quits for good reason within two years after a change in control of our company. This “double trigger” arrangement, which requires both a change in control of our company and a termination of employment must occur before benefits are triggered, is intended to provide continuity for the business by encouraging the continued employment of the executive following the change in control.
     The committee believes the change of control agreements protect shareholder interests by reducing the distraction and uncertainty of key executives during a rumored or actual change in control of our company. The agreements reinforce and encourage the executives’ continued attention and dedication to their duties and provide incentives for them to remain with our company during the transition. Continuation of the management team is often a crucial factor for the acquiring company. Severance benefits that encourage the executives to continue in their positions, therefore, may result in shareholders receiving a higher value from the deal.
     The committee considers the potential amounts payable under the change of control agreements as part of its annual compensation review, but it did not review the agreements in 2008. The benefits provided under these agreements do not impact the committee’s decisions regarding other elements of the executives’ compensation. Since these agreements provide contingent compensation, not regular compensation, they are evaluated separately in view of their intended purpose.
     The terms and conditions of our outstanding stock options provide for immediate vesting in the event of a change in control. This “single trigger” provision is the same for all optionees. The acceleration of equity vesting in a change in control is a common market practice, designed to ensure that ongoing employees receive the benefit of the transaction by having the opportunity to realize value from their equity awards at the time of the deal.
Tax Considerations
     Section 162(m) of the Internal Revenue Code generally disallows an income tax deduction to public companies for compensation over $1 million paid to certain executive officers. Our policy is to take reasonable and practical steps to avoid or minimize compensation that exceeds the $1 million cap. All compensation paid to our named executive officers in 2008 was deductible for federal income tax purposes.
TARP Executive Benefit Plan Limitations.
     In December 2008, we elected to participate in the United States Treasury’s Capital Purchase Program by issuing and selling to the Treasury shares of our Fixed Rate Cumulative Perpetual Preferred Stock and a warrant to purchase shares of our common stock. As a condition to this participation, our company agreed that, until such time as Treasury ceases to own any of our debt or equity securities, (i) our company will take all necessary action to ensure that the benefit plans with respect to our named executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 or “EESA”, as implemented by any guidance or regulation under the EESA that has been issued and is in effect on the issuance date, and (ii) our company will not adopt any new benefit plans with respect to our named executive officers that do not comply with EESA.
     Each of our named executive officers entered into a letter agreement with our company to ensure that their compensation arrangements and benefits comply with the relevant elements of EESA and the Treasury’s rules. Among other things, these letter agreements provide that:

•	any potential golden parachute payments under our company’s change of control agreements is limited to an amount not exceeding three times the officer’s “base amount” (as defined in Section 280G of the Internal Revenue Code), which limitation would apply during the period in which the Treasury holds securities of our company acquired pursuant to the Capital Purchase Program;

•	any bonus and incentive compensation paid to our named executive officers during the period in which the Treasury holds securities of our company acquired pursuant to the Capital Purchase Program is subject to recovery or “clawback” by our company if the payments were based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate; and

•	our company would annually review and place limits on executive compensation to exclude incentives for unnecessary and excessive risks that threaten the value of our company during the period in which the Treasury holds securities of our company acquired pursuant to the Capital Purchase Program.
     On March 19, 2009, our compensation committee reviewed our executive compensation program to determine whether any limits were needed to eliminate any incentives for unnecessary and excessive risks that threaten the value of our company, and concluded that no such limits were needed. By its recommendation to include this Compensation Discussion and Analysis in this proxy statement, our compensation committee certifies that it has reviewed with senior risk officers our executive compensation program, including the incentive compensation arrangements for our named executive officers, and has made reasonable efforts to ensure that such arrangements do not encourage our named executive officers to take unnecessary and excessive risks that threaten the value of our company.
Compensation Committee Report
     The compensation committee of our board of directors has reviewed and discussed the above Compensation Discussion and Analysis required by Item 402(b) of the SEC’s Regulation S-K. Based on such review and discussions, our compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee

Philip D. Freeman	Charles G. Dudenhoeffer, Jr.	Kevin L. Riley	Gus S. Wetzel, II

Summary Compensation Table
     The following summary compensation table summarizes the compensation paid or accrued by our company and/or subsidiary bank (or its constituent predecessors) in the years indicated with respect to our chief executive officer, our principal financial officer and our only other executive officers. In this proxy statement, these individuals are referred to as our “named executive officers.”

						Change in
						Pension
						Value and
						Nonquali-
					Non-	fied
					Equity	Deferred
					Incentive	Compensa-	All other
				Option	Plan	tion	Compens
Name and Principal		Salary	Bonus	Awards	Compensation	Earnings	ation	Total
Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)

James E. Smith	2008	400,000	—	87,973	—	43,000	30,729	561,702
Chairman & CEO	2007	400,000	—	89,173	50,000	55,000	30,253	624,426
	2006	323,462	—	57,401	100,000	46,000	33,286	560,149

David T. Turner	2008	278,100	—	21,313	—	44,000	32,981	376,394
President	2007	270,000	125	29,993	75,000	28,000	31,785	434,903
	2006	238,544	—	42,574	75,000	31,000	33,358	420,476

Richard G. Rose	2008	125,000	—	9,535	—	13,000	18,577	166,112
Chief Financial Officer	2007	120,789	125	11,688	20,000	18,000	18,730	189,332
	2006	115,908	—	11,262	17,447	14,000	18,105	176,722

Kathleen L. Bruegenhemke	2008	109,000	—	7,912	—	7,000	11,286	135,198
Senior Vice President & Secretary	2007 2006	104,000 99,465	125 —	9,530 9,068	16,000 16,000	1,000 4,000	11,599 11,834	142,254 140,367

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, in accordance with SFAS No. 123R, for option awards granted to our named executive officers. Assumptions used in the calculation of these amounts are included in footnote 12 to our consolidated financial statements included in our 2008 annual report to shareholders, which was filed with the SEC as an exhibit to our Annual Report on Form 10-K for that year.

(2)	The amounts in this column reflect compensation under our incentive bonus program for each named executive officer, which is discussed above under the caption “Compensation Discussion and Analysis — Compensation Components — Incentive Compensation.

(3)	The amounts in this column only reflect the actuarial increase in the present value of the named executive officer’s benefits under all qualified and non-qualified pension plans established by our company, determined using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

(4)	The amounts in this column for 2008 reflect:
•	contributions to the Hawthorn Bancshares, Inc. Profit-Sharing 401(k) Plan (and its predecessor plans) paid by our company for each named executive officer;

•	life insurance premiums paid by our company for each named executive officer;

•	our incremental cost attributable to personal use by each of Messrs. Smith and Turner of company-provided automobiles (calculated in accordance with Internal Revenue Service guidelines); and

•	country club membership dues paid by our company for each of Messrs. Smith, Turner and Rose.

Grants of Plan Based Awards
     The following table sets forth information concerning grants of plan based awards to each named executive officer during 2008.

					All Other Option
					Awards:		Grant Date
					Number of	Exercise or	Fair Value of
		Estimated Possible Future Payouts Under Non-			Securities	Base Price of	Stock and
		Equity Incentive Plan Awards (1)			Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)(2)	($/Sh)	($)(3)

James E. Smith	9/22/2008	—	—	—	9,519	21.01	43,121
	—	60,000	120,000	180,000	—	—	—

David T. Turner	9/22/2008	—	—	—	6,426	21.01	29,110
	—	41,715	83,430	125,145	—	—	—

Richard G. Rose	9/22/2008	—	—	—	1,436	21.01	6,505
	—	7,500	15,000	22,500	—	—	—

Kathleen L. Bruegenhemke	9/22/2008	—	—	—	1,238	21.01	5,608
	—	6,540	13,080	19,260	—	—	—

(1)	These estimated future payouts are determined under our incentive bonus program discussed above under the caption “Compensation Discussion and Analysis — Compensation Components — Incentive Compensation.

(2)	These options were granted under our incentive stock option plan or our 2007 omnibus incentive plan.

(3)	Assumptions used in the calculation of these amounts are included in footnote 12 to our consolidated financial statements included in our 2008 annual report to shareholders, which was filed with the SEC as an exhibit to our Annual Report on Form 10-K for that year.
Option Exercises and Stock Vesting
     None of the named executive officers exercised any stock options, or acquired shares on vesting, during the year ended December 31, 2008.
Outstanding Equity Awards at Fiscal Year End
     The following table sets forth information with respect to each named executive officer concerning options held as of December 31, 2008. None of the named executive officers held any stock awards or other equity incentive plan awards as of December 31, 2008.

		Option Awards
				Equity
				Incentive
				Plan Awards:
		Number of	Number of	Number of
		Securities	Securities	Securities
		Underlying	Underlying	Underlying
		Unexercised	Unexercised	Unexercised	Option
		Options	Options	Unearned	Exercise	Option
		(#)	(#)	Options	Price	Expiration
Name		Exercisable	Unexercisable	(#)	($)	Date
James E. Smith	2008 Grant	9,519	0	0	21.01	9/22/2018
	2007 Grant	9,656	0	0	33.50	4/27/2017
	2006 Grant	9,516	0	0	29.95	3/3/2016
	2005 Grant	9,561	0	0	28.45	4/21/2015
	2004 Grant(1)	4,540	2,836	0	35.25	2/19/2014
	2003 Grant	8,323	0	0	26.57	3/3/2013
	2002 Grant	7,500	0	0	18.67	2/14/2012
	2000 Grant	7,959	0	0	16.33	12/4/2010

		Option Awards
				Equity
				Incentive
				Plan Awards:
		Number of	Number of	Number of
		Securities	Securities	Securities
		Underlying	Underlying	Underlying
		Unexercised	Unexercised	Unexercised	Option
		Options	Options	Unearned	Exercise	Option
		(#)	(#)	Options	Price	Expiration
Name		Exercisable	Unexercisable	(#)	($)	Date

David T. Turner	2008 Grant(2)	0	6,426	0	21.01	9/22/2018
	2007 Grant(3)	0	7,164	0	33.50	4/27/2017
	2006 Grant(4)	0	6,749	0	29.95	3/3/2016
	2005 Grant(5)	0	6,898	0	28.45	4/21/2015
	2004 Grant(6)	4,153	1,305	0	35.25	2/19/2014
	2003 Grant	6,600	0	0	26.57	3/3/2013
	2002 Grant	7,758	0	0	18.67	2/14/2012
	2000 Grant	8,526	0	0	16.33	12/4/2010

Richard G. Rose	2008 Grant(7)	0	1,436	0	21.01	9/22/2018
	2007 Grant(8)	434	1,302	0	33.50	4/27/2017
	2006 Grant(9)	882	883	0	29.95	3/3/2016
	2005 Grant(10)	1,353	451	0	28.45	4/21/2015
	2004 Grant	1,428	0	0	35.25	2/19/2014
	2003 Grant	1,804	0	0	26.57	3/3/2013
	2002 Grant	2,541	0	0	18.67	2/14/2012
	2000 Grant	2,793	0	0	16.33	12/4/2010

Kathleen L. Bruegenhemke	2008 Grant(7)	0	1,238	0	21.01	9/22/2018
	2007 Grant(8)	373	1,120	0	33.50	4/27/2017
	2006 Grant(9)	717	718	0	29.95	3/3/2016
	2005 Grant(10)	1,098	367	0	28.45	4/21/2015
	2004 Grant	1,129	0	0	35.25	2/19/2014
	2003 Grant	1,461	0	0	26.57	3/3/2013
	2002 Grant	2,038	0	0	18.67	2/14/2012
	2000 Grant	2,256	0	0	16.33	12/4/2010

(1)	The options became exercisable as to 1,452 shares on February 19, 2005, 252 shares on February 19, 2007 and 2,836 shares on February 19, 2008, and will become exercisable as to 2,836 shares on February 19, 2009.

(2)	The options will become exercisable as to 739 shares on September 22, 2015, 4,759 shares on September 22, 2016 and 928 shares on September 22, 2017.

(3)	The options will become exercisable as to 1,658 shares on April 27, 2013, 2,985 shares on April 27, 2014 and 2,521 shares on April 27, 2015.

(4)	The options will become exercisable as to 1,927 shares on March 3, 2011, 3,338 shares on March 3, 2012 and 1,484 shares on March 3, 2013.

(5)	The options will become exercisable as to 1,898 shares on April 21, 2009, 3,514 shares on April 21, 2010 and 1,486 shares on April 21, 2011.

(6)	The options became exercisable as to 1,317 shares on February 19, 2007 and 2,836 shares on February 19, 2008, and will become exercisable as to and 1,305 shares on February 19, 2009.

(7)	The options will become exercisable as to 25% of the original underlying shares on each of September 22, 2009, September 22, 2010, September 22, 2011 and September 22, 2012, respectively.

(8)	The options became exercisable as to 25% of the original underlying shares on April 27, 2008, and will become exercisable as to 25% of the original underlying shares on each of April 27, 2009, April 27, 2010 and April 27, 2011, respectively.

(9)	The options became exercisable as to 25% of the original underlying shares on each of March 3, 2007 and March 3, 2008, respectively, and will become exercisable as to 25% of the original underlying shares on each of March 3, 2009 and March 3, 2010, respectively.

(10)	The options became exercisable as to 25% of the original underlying shares on each of April 21, 2006, April 21, 2007 and April 21, 2008, respectively, and will become exercisable as to 25% of the original underlying shares on April 21, 2009.
Stock Option Plan
     On February 29, 2000, our board of directors adopted what is now known as the Hawthorn Bancshares, Inc. Incentive Stock Option Plan. The Plan is sponsored by our company for key employees of our company and its subsidiaries, and is intended to encourage such employees to participate in the ownership of our company, and to provide additional incentive for them to promote the success of our business through sharing in the future growth of our business. As of February 1, 2009, options to purchase a total of 266,835 shares of common stock pursuant to the Plan were outstanding.
     The Plan is administered by a committee composed of Messrs. Dudenhoeffer, Freeman, Riley and Wetzel. The Plan committee has the power to determine in its discretion the persons to whom options are granted under the Plan, the number of shares covered by those options, and the time at which an option becomes exercisable, subject in each case to the limitations set forth in the Plan. Options can be granted under the Plan only to key employees of our company or any of its subsidiary corporations. The eligibility of the persons to whom options may be granted under the Plan is limited to those persons whom the Plan committee determines have made, or are expected to make, material contributions to the successful performance of our company. The period of up to ten years during which an option may be exercised, and the time at which it becomes exercisable, are fixed by the Plan committee at the time the option is granted. No option granted under the Plan is transferable by the holder other than by will or the laws of descent and distribution.
     The aggregate number of shares of our common stock that may be issued pursuant to the exercise of options granted under the Plan is limited to 450,000 shares, subject to increase or decrease in the event of any change in our capital structure. As of February 1, 2009, options for 169,980 shares remained available for grant under the Plan. Shares subject to options granted under the Plan which expire or terminate without being exercised in full become available, to the extent unexercised, for future grants under the Plan. No consideration is paid to our company by any optionee in exchange for the grant of an option. The per share exercise price for an option granted under the Plan is determined by the Plan committee but may not be less than the greater of the par value or the fair market value of our common stock on the date that the option is granted. The Plan provides for automatic adjustments to prevent dilution or enlargement of the optionee’s rights in the event of a stock split, stock dividend, reorganization, merger, consolidation, liquidation, combination or exchange of shares, or other change in the capital structure of our company.
2007 Omnibus Incentive Plan
     We adopted our 2007 omnibus incentive plan or “Equity Plan” for the purpose of encouraging employees and non-employee directors of our company, its affiliates and subsidiaries to acquire a proprietary and vested interest in the growth and performance of our company. The Equity Plan also is designed to assist our company in attracting and retaining employees and non-employee directors by providing them with the opportunity to participate in the success and profitability of our company. Equity-based awards also are intended to further align the interests of award recipients and with the interests of our shareholders.
     Eligible Participants. The eligible participants in the Equity Plan are all employees of our company, its affiliates and its subsidiaries, including employees who are officers or members of our board of directors, members of our board who are not employees of our company and our advisory board members. Currently, there are approximately 380 officers and employees of our company, its affiliates and its subsidiaries and approximately 60 advisory board members.
     Equity Plan Administration. The compensation committee of our board of directors currently administers the Equity Plan and has the sole discretion to administer and interpret the Equity Plan and determine who will be granted awards under the Equity Plan, the size and types of such awards and the terms and conditions of such awards.

     Shares Subject to the Equity Plan. The Equity Plan permits the issuance of up to 400,000 shares of our common stock pursuant to awards granted under the Equity Plan. Awards may be made under the Equity Plan in any of the following forms:
•	Stock Options. A stock option is the right to purchase shares of common stock at a future date at a specified price per share. Both incentive stock options and nonqualified stock options may be granted under the Equity Plan. Incentive stock options are taxed differently from nonqualified stock options, and are subject to more restrictive terms. The per-share exercise price of an option is set by the committee and generally may not be less than the fair market value of a share of our common stock on the date of grant. Options granted under the Equity Plan are exercisable at the times and on the terms established by the committee. The maximum term of an option is ten years from the date of grant.
•	Stock Appreciation Rights. A stock appreciation right or “SAR” is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the stock appreciation right over the grant price of the stock appreciation right. The Equity Plan permits the grant of two types of SARs: freestanding SARs, tandem SARs, or any combination of the two. A freestanding SAR is a SAR that is granted independently of any stock option. A tandem SAR is a SAR that is granted in connection with a related stock option, the exercise of which requires a forfeiture of the right to purchase a share under the related option (and when a share is purchased under the option, the SAR is similarly canceled). The committee has complete discretion to determine the number of SARs granted to any participant and the terms and conditions pertaining to such SARs.
•	Restricted Stock and Restricted Stock Unit Grants. Restricted stock is a share of our common stock that is issued subject to certain restrictions, such as the participant’s continues service, or the attainment of specified performance goals and objectives. A restricted stock unit represents the right to receive shares of our common stock (or a cash payment in the place of such shares) at some future date, subject to conditions specified by the committee. The committee may establish conditions under which restrictions on shares of restricted stock or restricted stock units lapse over a period of time or according to such other criteria as the committee deems appropriate, including the achievement of specific performance goals.
•	Performance Unit and Performance Shares. Performance units and performance share awards are bonuses payable in cash, common stock or a combination of cash and stock. Each performance unit and performance share will represent the right of the participant to receive an amount based on the value of the performance unit or share, if performance goals established by the committee are met. A performance unit will have a value based on such measurements or criteria as the committee determines. A performance share will have a value equal to the fair market value of a share of our common stock. When an award of these are granted, the committee will establish a performance period during which performance will be measured. At the end of each performance period, the committee will determine to what extent the performance goals and other conditions of the performance units or shares are met.
•	Bonus Shares and Deferred Shares. The Equity Plan permits the grant of shares to participants from time-to-time as a bonus. Such shares may be paid on a current basis or may be deferred and paid in the future. Our board of directors or the committee may impose such conditions or restrictions on any such deferred shares as it may deem advisable, including time-vesting restrictions and deferred payment features.
     Restrictions on Transfer. Awards under the Equity Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution, and generally are exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative.
     Changes in Capital or Corporate Structure. If, without the receipt of consideration by our company, there is any change in the number or kind of shares of our common stock outstanding by reason of a stock dividend or any other distribution upon the shares payable in stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization, the maximum number of shares of our common stock available for grants, the maximum number of shares of our common stock that any individual participating in the Equity Plan may be granted in any year, and the number of shares covered by outstanding grants will be appropriately adjusted by the committee to reflect any increase or decrease in the number of issued shares of our common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such grants. Any fractional shares resulting from such adjustment will be eliminated. Adjustments determined by the committee are final, binding and conclusive.
     If our company undergoes a “change of control,” as that term is defined in the Equity Plan, each option, share of restricted stock and other grant held by a non-employee director will, without regard to any vesting schedule, restriction or performance target, automatically become fully exercisable or payable, as the case may be, as of the date of the change of control.
Profit-Sharing 401(k) Plan
     We have established a profit-sharing plan under which all employees of the controlled group of corporations (namely, our company and our affiliate bank) who have completed one year of service and attained age 21 are eligible to participate. The members of the controlled group may make a discretionary contribution to the trust associated with the plan. In general, the contributions by members of the controlled group to the trust for any given year are allocated to the accounts of the participants in direct proportion to the compensation of the participants for such year. The plan permits eligible participants to make elective deferrals up to a maximum dollar amount as set forth by law. These deferrals and earnings thereon are fully vested. There is no employer match to such deferrals.
     Each participant may direct the trustee as to investment of his or her account. At the direction of a participant, the trustee can “invest” assets in a participant’s account in our common stock. Each participant may direct the trustee with respect to the voting of shares of our stock allocated to his account on such matters upon which shareholders are entitled to vote. As of December 31, 2008, the trust held 163,031 shares (or 3.9%) of our outstanding common stock.
     The interest of a participant in employer contributions is subject to graded vesting over five years. After five years a participant becomes fully vested in the value of his or her employer contribution account. A participant whose employment terminates because of his or her normal retirement, death, or permanent disability is also fully vested. Payments are made to participants upon termination of service. A participant may withdraw his or her own contributions, but a participant may not borrow from the trust. The plan and the trust is administered by a retirement committee which is appointed by our board of directors.
     The following table sets forth information with respect to each named executive officer concerning contributions, earnings and distributions under our profit-sharing plan and trust in 2008, as well as the year-end balance as of December 31, 2008.

		Registrant
	Executive	Awards/	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last Fiscal	in Last	in Last Fiscal	Withdrawals/	Last Fiscal
	Year	Fiscal Year	Year	Distributions	Year-End
Name	($)	($)	($)	($)	($)

James E. Smith	19,707	24,380	-279,706	0	554,528
David T. Turner	9,880	23,021	-381,441	0	915,108
Richard G. Rose	12,485	12,777	-24,560	0	194,066
Kathleen L. Bruegenhemke	14,707	11,096	-92,746	0	228,626
Pension Plan
     We have established a defined benefit plan for employees of our company and of our affiliate bank. Under the plan, all full-time employees become participants on the earlier of the first of June or the first of December coincident with or immediately following the later to occur of (i) the completion of one year of service or (ii) the attainment of the age of 21, and continue to participate so long as they continue to be full-time employees, until their retirement, death or termination of employment prior to normal retirement date. The plan has a five-year vesting schedule under which a participant becomes fully vested in his accrued benefit after completing five years of service. This plan provides for the payment of retirement and death benefits that are funded by investments which, at December 31, 2008, had an aggregate market value of $5,995,985.
     The normal retirement benefits provided under the plan for an employee with at least 25 years of continuous service are based upon 45% of his/her average compensation over a ten-year period, less 50% of his social security benefit. Compensation covered by the plan is an employee’s W-2 compensation plus deferrals under the cafeteria plan and 401(k) plan. Amounts reported in the compensation table include salaries, directors’ fees, commissions and bonuses. For employees with less than 25 years of continuous service, retirement benefits are reduced proportionally. Provision is made for early or late retirement and optional payment provisions are available. For a married participant, payment is by monthly benefit to the participant during his or her lifetime, and 50% of that amount is paid to the spouse monthly during the spouse’s life after the participant’s death. For an unmarried participant, payment is by a lifetime monthly benefit, with payments guaranteed for the first 120 months.
     The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the plan determined using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements.

			FY 2008		Payments
		Number of	Change in	Present	During
		Years	Present Value	Value of	Last
		Credited	of Accumulated	Accumulated	Fiscal
		Service	Benefit	Benefit	Year
Name	Plan Name	(#)	($)	($)	($)

James E. Smith	Hawthorn Bancshares, Inc. Retirement Plan	10	43,000	334,000	—
David T. Turner	Hawthorn Bancshares, Inc. Retirement Plan	30	44,000	284,000	—
Richard G. Rose	Hawthorn Bancshares, Inc. Retirement Plan	9	13,000	96,000	—
Kathleen L. Bruegenhemke	Hawthorn Bancshares, Inc. Retirement Plan	16	7,000	38,000	—
Employment Agreements
     Our company has entered into an employment agreement with James E. Smith. The agreement had an initial three-year term which expired on November 3, 2000, but was subject to automatic extensions of one additional year upon the expiration of each year prior to Mr. Smith’s 62nd birthday (unless either party were to give notice not to so extend the term). The last of the automatic extensions has been applied and the agreement is scheduled to expire on November 3, 2009. The agreement provides for an annualized base salary of at least $110,000, and eligibility for merit-based increases. Mr. Smith’s annual salary currently is $400,000. In addition to base salary, the agreement also provides that Mr. Smith is eligible to participate in bonus and other incentive compensation plans made available to employees having responsibilities comparable to those of Mr. Smith.
     Mr. Smith’s employment is subject to early termination in the event of his death, disability or adjudication of legal incompetence, and otherwise may be terminated only for cause (as defined). The employment agreement prevents Mr. Smith from competing with our company, soliciting customers or hiring employees during the term of the agreement and for a period of two years thereafter. In addition, the employment agreement requires Mr. Smith to maintain the confidentiality of our confidential information prior to its disclosure by our company.
Change of Control Agreements
     Our company has entered into change of control agreements with approximately 18 executive officers, including each of the named executive officers. These agreements provide that if, within two years after a change in control (as defined below), our company or any subsidiary that is the primary employer of the executive terminates the executive’s employment other than by reason of the executive’s death, disability or for cause (as defined) or if the executive terminates his or her employment for good reason (as defined), the executive will be entitled to receive:

•	an amount equal to two to three years’ of the executive’s salary (based on the executive’s highest monthly base salary for the preceding twelve-month period);

•	an amount equal to two to three times the executive’s incentive bonus for the preceding year;

•	the proportionate amount of any incentive bonus and other compensation, payments and benefits which would otherwise have been received by the executive for the year in which employment was terminated; and

•	any accrued and unpaid vacation pay.
The total payments made under the change of control agreements and under any other agreements, plans or arrangements as a result of a change in control is not permitted to be in excess of 5% of the aggregate cash consideration that our shareholders would receive as a result of a change of control. Our company will reimburse the executive for any excise taxes that result from any of such payments being considered “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, and will make a gross-up payment to reimburse the executive for any income or other tax attributable to the excess parachute payment and to the tax reimbursement payments themselves. The change of control agreements require the executives to maintain the confidentiality of our confidential information prior to its disclosure by our company.
     A “change in control” generally is defined to take place when (a) a person or group (other than our company and various affiliated persons or entities) becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of our outstanding securities, (b) our shareholders approve a merger or consolidation involving our company in which at least 50% of the total voting power of the voting securities of the surviving corporation is held by persons who were not previously shareholders of our company, or (c) our shareholders approve a plan of complete liquidation of our company or an agreement for the sale or disposition by our company of all or substantially all of its assets.
     The following table shows the potential payments upon certain termination events following a change of control of our company, and the value of accelerated option vesting upon a change of control, for each of the named executive officers if the termination and change of control had occurred on December 31, 2008.

Termination
without Cause or
for Good Reason
After Change in
Benefit	Control (1)
James E. Smith
Cash payment based on prior year salary (2)	$1,200,000
Cash payment based on prior year bonus (3)	150,000
Cash payment based on current year bonus (4)	—
Accrued and unpaid vacation pay	30,769
280G tax gross-up (5)	862,290
Acceleration of stock option vesting (6)	—

Total for Mr. Smith	$2,243,059

David T. Turner
Cash payment based on prior year salary (2)	$834,300
Cash payment based on prior year bonus (3)	225,000
Cash payment based on current year bonus (4)	—
Accrued and unpaid vacation pay	21,392
280G tax gross-up (5)	674,892
Acceleration of stock option vesting (6)	—

Total for Mr. Turner	$1,755,584

Termination
without Cause or
for Good Reason
After Change in
Benefit	Control (1)
Richard G. Rose
Cash payment based on prior year salary (2)	$250,000
Cash payment based on prior year bonus (3)	40,000
Cash payment based on current year bonus (4)	—
Accrued and unpaid vacation pay	9,615
280G tax gross-up (5)	187,110
Acceleration of stock option vesting (6)	0

Total for Mr. Rose	$486,725

Kathleen L. Bruegenhemke
Cash payment based on prior year salary (2)	$218,000
Cash payment based on prior year bonus (3)	32,000
Cash payment based on current year bonus (4)	—
Accrued and unpaid vacation pay	8,385
280G tax gross-up (5)	161,361
Acceleration of stock option vesting (6)	0

Total for Ms. Bruegenhemke	$419,746

(1)	Our ability to pay the amounts listed on this table is limited by our participation in the United States Treasury’s Capital Purchase Program, including the restrictions imposed by Section 111 of the Emergency Economic Stabilization Act of 2008. We may be prohibited from paying any or all of the amounts listed on the table.

(2)	Represents the amount calculated pursuant to the change of control agreements equal to the product of the executive’s multiple (three, in the case of Mr. Smith and Mr. Turner, and two, in the case of the other named executives) times the executive’s annual salary (based on the executive’s highest monthly base salary for the preceding twelve-month period).

(3)	Represents the amount calculated pursuant to the change of control agreements equal to the product of the executive’s multiple (three, in the case of Mr. Smith and Mr. Turner, and two, in the case of the other named executives) times the executive’s incentive bonus for the preceding year.

(4)	Represents the amount calculated pursuant to the change of control agreements equal to the proportionate amount of any incentive bonus and other compensation, payments and benefits which would otherwise have been received by the executive for the year in which employment was terminated.

(5)	Represents an estimate of the amount calculated pursuant to the change of control agreements for the tax gross-up based upon the following assumed tax rates: Section 280G excise tax — 20%; federal income tax — 35%; state income tax — 6%; and Medicare tax — 1.45%.

(6)	The acceleration of stock option vesting would occur upon a change of control regardless of whether there also would be a termination of employment. The value of accelerated options is calculated based on the $17.24 closing price of our common stock on December 31, 2008. As of that date, there were no unvested stock options having an exercise price below that closing price.
RELATED PARTY TRANSACTIONS
     Our executive officers, directors and director nominees, their immediate family members, and companies associated with any such persons, may have been customers of, and had banking transactions with, our subsidiary bank (or its constituent predecessors) in the ordinary course of the bank’s business during 2008. Among these banking transactions were the provision of loans and loan commitments by our subsidiary bank that (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to our company or any of its subsidiaries, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.
     Jeffrey C. Smith, the son of James E. Smith, our chairman of the board and chief executive officer, is employed by Hawthorn Bank as the senior vice president of its Lee’s Summit branch. Sarah C. Wagoner, the daughter of James E. Smith, also was employed by Hawthorn Bank during 2008. The salary, bonus and other benefits provided to Jeffrey Smith and Sarah Wagoner during 2008 were comparable to those provided to other similarly situated employees of our company and its subsidiary bank.
     On an annual basis, each executive officer, director and director nominee is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with our company in which the executive officer, director and director nominee, or any member of his or her immediate family, have a direct or indirect material interest. Pursuant to our corporate governance guidelines, our board of directors is charged with resolving any conflict of interest question involving our chief executive officer or any other executive officer, and our chief executive officer is charged with resolving any conflict of interest issue involving any other officer or employee of our company.
     Our company’s policy is that all transactions between us and our officers, directors and/or five percent shareholders will be on terms no more favorable to those related parties than the terms provided to our other customers.
INDEPENDENT AUDITOR FEES AND SERVICES
     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for 2007 and 2008, and fees billed for other services rendered by KPMG LLP during such years. All audit and non-audit services provided to our company by KPMG LLP were approved by our audit committee.

Type of Fee	2007	2008

Audit Fees (1)	$358,500	$290,000
Audit-Related Fees (2)	0	0
Tax Fees (3)	66,000	37,000
All Other Fees	0	0

Total	$424,500	$327,000

(1)	Audit Fees, including those for statutory audits, include the aggregate fees paid by us for professional services rendered by KPMG LLP for the audit of our annual financial statements and the audit of internal control over financial reporting, as well as the review of financial statements included in our quarterly reports on Form 10-Q.

(2)	Audit Related Fees include the aggregate fees paid by us for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements and not included in Audit Fees, including the audits of the company’s employee benefit plans.

(3)	Tax Fees include the aggregate fees paid by us for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning.
     In making its determination regarding the independence of KPMG LLP, our audit committee considered whether the provision of the services for which we incurred the “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” was compatible with maintaining such independence.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
     Pursuant to its charter, the audit committee of our board of directors is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between our company and its independent auditors. Our engagement of KPMG LLP to conduct the audit of our company for 2008 was approved by the audit committee on February 5, 2008. Additionally, each permissible non-audit engagement or relationship between our company and KPMG LLP entered into since January 1, 2008 has been reviewed and approved by the audit committee. All audit-related, tax and all other fees were pre-approved by the audit committee. We have been advised by KPMG LLP that substantially all of the work done in conjunction with its audit of our financial statements for the most recently completed fiscal year was performed by permanent full time employees and partners of KPMG LLP.
     The audit committee of our board of directors has adopted the following guidelines regarding the engagement of our independent registered public accounting firm to perform services for our company:
The audit committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for our company by its independent registered public accounting firm, subject to the exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which must be approved by the audit committee prior to the completion of the audit.
AUDIT COMMITTEE REPORT
     The audit committee of our board of directors assists the board in fulfilling its responsibilities with respect to accounting and financial reporting practices and the scope and expense of audit and related services provided by external auditors, among others. The audit committee is composed of four directors. All committee members satisfy the definition of an “independent” director as established in the NASDAQ listing standards, and the board of directors has determined that Mr. Dudenhoeffer qualifies as an “audit committee financial experts” within the meaning of the rules and regulations of the SEC. The audit committee has adopted a written charter, which is available on our internet website (www.hawthornbancshares.com) under “Governance Documents.”
     In connection with these responsibilities, the audit committee reviewed, and discussed with management and with KPMG LLP, the December 31, 2008 financial statements and management’s assessment on internal control over financial reporting as of December 31, 2008. The audit committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee received written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee discussed with the independent accountants that firm’s independence. The audit committee has considered whether the services provided under other non-audit services are compatible with maintaining the independence of KPMG LLP.
     Based upon the audit committee’s discussions with management and the independent accountants, and the audit committee’s review of the representations of management, the audit committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, to be filed with the SEC.
Audit Committee

Philip D. Freeman	Charles G. Dudenhoeffer, Jr.	Kevin L. Riley	Gus S. Wetzel, II
OWNERSHIP OF COMMON STOCK
     The table below sets forth information, as of January 30, 2009 (unless otherwise indicated below), with respect to the beneficial ownership of shares of all series of our common stock by each person known to our company to own beneficially more than 5% of the aggregate number of the outstanding shares of our common stock. All information with respect to beneficial ownership has been furnished by the respective 5% or more shareholders.

	Amount and Nature of	Percentage of
Name	Beneficial Ownership(1)	Shares Outstanding(1)
Estate of Donald L. Campbell (2)	214,389	5.2%

Jeffrey L. Gendell
Tontine Management, L.L.C.
Tontine Financial Partners, L.P.
Tontine Overseas Associates, L.L.C. (3)	289,290	7.0%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

(2)	Information concerning these shares as of December 31, 2008 was obtained from a Schedule 13G/A dated February 11, 2009. According to this filing, 155,178 shares owned of record by Campbell Family L.P., and 56,211 shares are held in the Donald L. Campbell Trust under agreement dated September 27, 1997. Until his death on March 24, 2009, Mr. Campbell had sole voting and dispositive power over all the shares reported. The address for Mr. Campbell was 601 Eagle Trace, Jefferson City, MO 65109.

(3)	Information concerning these shares as of December 31, 2008 was obtained from a Schedule 13G/A dated February 13, 2009. According to this filing, (i) Tontine Overseas Associates, L.L.C. serves as investment manager to TFP Overseas Fund, Ltd. with respect to the shares directly owned by TFP Overseas Fund, Ltd., (ii) Tontine Management, L.L.C., the general partner of Tontine Financial Partners, L.P., has the power to direct the affairs of Tontine Financial Partners, L.P., including decisions respecting the disposition of the proceeds from the sale of the shares directly owned by Tontine Financial Partners, L.P., and (iii) Jeffrey L. Gendell is the managing member of Tontine Management, L.L.C. and Tontine Overseas Associates, L.L.C. and in that capacity directs their operations. As a result, Mr. Gendell is reported as having shared voting and dispositive power with respect to 289,290 shares and Tontine Management, L.L.C. and Tontine Financial Partners, L.P. are reported as having shared voting and dispositive power with respect to 289,290 shares. The address of each of the reporting persons is 55 Railroad Avenue, Greenwich, Connecticut 06830.
     The table below sets forth information, as of January 30, 2009 (unless otherwise indicated below), with respect to the beneficial ownership of shares of all series of our common stock by:
•	our chief executive officer, our principal financial officer and each of our other named executive officers;

•	each of our current directors and director nominees; and

•	our executive officers and directors as a group.
All information with respect to beneficial ownership has been furnished by the respective directors, director nominees or officers, as the case may be.

	Amount and Nature of	Percentage of
Name	Beneficial Ownership(1)	Shares Outstanding(1)
Charles G. Dudenhoeffer, Jr. (2)	55,000.00	1.3%
Philip D. Freeman (3)	40,000.00	*
Kevin L. Riley (4)	8,500.00	*
James E. Smith (5)	88,590.52	2.1%
David T. Turner (6)	55,887.39	1.3%
Gus S. Wetzel, II (7)	57,021.00	1.4%
Richard G. Rose (8)	15,009.35	*
Kathleen L. Bruegenhemke (9)	25,010.58	*
All directors & executive officers as a group (9 persons) (10)	345,018.84	8.1%

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 4,136,495 shares of common stock outstanding.

(2)	Includes 18,450 shares held of record by a trust created for the benefit of Mr. Dudenhoeffer’s spouse. Mr. Dudenhoeffer’s spouse has sole voting and investment power with respect to the 18,450 shares.

(3)	All 40,000 shares are held of record by a revocable living trust, of which Mr. Freeman is a trustee, for the benefit of Mr. Freeman and his spouse.

(4)	Includes 8,500 shares held jointly by Mr. Riley and his spouse, as to which they share voting and investment power.

(5)	Includes 18,201.01 shares held jointly by Mr. Smith and his spouse, as to which they share voting and investment power, and 66,574 shares issuable upon the exercise of outstanding stock options.

(6)	Includes 2,366.48 shares held jointly by Mr. Turner and his spouse, 19,831.51 shares held in our company’s Profit-Sharing 401(k) Plan for his benefit and 27,037 shares issuable upon the exercise of outstanding stock options. Mr. Turner and his spouse share voting and investment power with respect to 2,366.48 shares.

(7)	Includes 56,952 shares held by Wetzel Investments, Ltd.

(8)	Includes 876 shares held jointly by Mr. Rose and his spouse, 2,898.35 shares held in our company’s Profit-Sharing 401(k) Plan for his benefit and 11,235 shares issuable upon the exercise of outstanding stock options. Mr. Rose and his spouse share voting and investment power with respect to 876 shares.

(9)	Includes 13,490.33 shares held in our company’s Profit-Sharing 401(k) Plan for her benefit and 9,073 shares issuable upon the exercise of outstanding stock options.

(10)	Includes 113,919 shares issuable upon the exercise of outstanding stock options.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
     Our company has two equity compensation plans for its employees pursuant to which options, rights or warrants may be granted. The following is a summary of the shares reserved for issuance pursuant to outstanding options, rights or warrants granted under equity compensation plans as of December 31, 2008:

Number of securities remaining
	Number of securities to be		Weighted-average exercise	available for future issuance under
	issued upon exercise of		price of outstanding	equity compensation plans
	outstanding options,		options, warrants and	(excluding securities reflected in
Plan category	warrants and rights		rights	column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	266,835	*	$26.10	569,980	**

Equity compensation plans not approved by security holders	-0-		-0-	-0-

Total	266,835	*	$26.10	569,980	**

*	Consists of shares reserved for issuance pursuant to outstanding stock option grants under our company’s incentive stock option plan.

**	Consists of 169,980 shares available for future issuance under our company’s incentive stock option plan and 400,000 shares available for future issuance under our company’s 2007 omnibus incentive plan.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of any class of equity securities of our company registered pursuant to Section 12 of the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership in such securities and other equity securities of our company. SEC regulations require directors, executive officers and greater than 10% shareholders to furnish our company with copies of all Section 16(a) reports they file.
     To our knowledge, based solely on review of the copies of such reports furnished to our company and written representations that no other reports were required, during the year ended December 31, 2008, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% shareholders were complied with on a timely basis.
SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
     It is anticipated that the 2010 annual meeting of shareholders will be held on June 1, 2010. Any shareholder who intends to present a proposal at the 2010 annual meeting must deliver the proposal to our company at 132 East High Street, Jefferson City, MO 65101, Attention: President by the applicable deadline below:
•	If the shareholder proposal is intended for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, our company must receive the proposal no event later than December 18, 2009. Such proposal must also comply with the other requirements of the proxy solicitation rules of the SEC.
•	If the shareholder proposal is to be presented without inclusion in our proxy materials for that meeting, our company must receive the proposal no event later than April 3, 2010. In addition, the shareholder must comply with the other advance notice provisions of our articles of incorporation and bylaws. See “Advance Notice of Shareholder Proposals” below.

Proxies solicited in connection with the 2010 annual meeting of shareholders will confer on the appointed proxies discretionary voting authority to vote on shareholder proposals that are not presented for inclusion in the proxy materials unless the proposing shareholder notifies our company by April 3, 2010 that such proposal will be made at the meeting.
ADVANCE NOTICE OF SHAREHOLDER PROPOSALS
     Our articles of incorporation and bylaws provide that advance notice of shareholder nominations for the election of directors or other business must be given. With respect to this annual meeting, written notice of the shareholder’s intent to make a nomination at the meeting must be received by our corporate secretary at Hawthorn Bancshares, Inc., 132 East High Street, Jefferson City, MO 65101 not later than the close of business on May 4, 2009. We have not received timely notice in the manner required by our articles of incorporation and bylaws of any other business proposed for consideration at this annual meeting. At future meetings of shareholders, notice of nominations or other business to be brought before the meeting must be delivered to our corporate secretary at the same address not less than 60 days (30 days in the case of nominations for the election of directors) prior to the first anniversary of the previous year’s annual meeting. In the event that the date of the annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, however, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (i) the 60th day (in the case of nominations, the 30th day) prior to such annual meeting or (ii) the tenth day following the date on which public announcement of the date of such meeting is first made.
     The shareholder’s notice of nomination must contain (i) the name and address of the nominating shareholder, of each person to be nominated and of the beneficial owner (as defined in the articles of incorporation), if any, on whose behalf the nomination is made, (ii) a representation that the nominating shareholder is the holder of record of our common stock entitled to vote in the election of directors at the meeting and intends to appear at the meeting to nominate the person or persons specified in the notice, (iii) the number of shares of our common stock owned beneficially and of record by the nominating shareholder and by each person to be nominated, (iv) a description of all arrangements or understandings between the nominating shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (v) the consent of each nominee to serve as a director if so elected, and (vi) such other information regarding each nominee proposed by the nominating shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, as then in effect, if our company were soliciting proxies for the election of such nominees. If no such notice has been received, the chairman of the annual meeting is entitled to refuse to acknowledge the nomination of any person which is not made in compliance with the foregoing procedure. The board of directors does not know if, and has no reason to believe that, anyone will attempt to nominate another candidate for director at this annual meeting.
By Order of the Board of Directors

James E. Smith
Chairman of the Board
and Chief Executive Officer
April 17, 2009
Lee’s Summit, Missouri

Annual Meeting of Shareholders June 2, 2009 at 9:00 a.m., Local Time You can vote in one of three ways: 1) By Mail, 2) By Internet, 3) By Telephone. See the reverse side of this sheet for instructions. DETACH PROXY CARD HERE THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, DATED APRIL 17, 2009. COMMON Dated SIGNATURE SIGNATURE (JOINT OWNER) Sign exactly as your name appears above. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc. should indicate the capacity in which signing. A corporation, partnership, limited liability company or other entity should sign by authorized officer or other authorized person. PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE. If you personally plan to attend the Annual Meeting of Shareholders, please check the box below and list names of attendees on reverse side. Return this stub in the enclosed envelope with your completed proxy card. I/We plan to attend the 2009 meeting. Number attending ___

To vote by mail, read the accompanying Proxy Statement, and then complete both sides, sign and date the proxy card below. Detach the proxy card and return it in the envelope provided, or return it to Hawthorn Bancshares, Inc. P.O. Box 688, Jefferson City, MO 65102-0688. If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail Your telephone vote is quick, confidential and immediate. Just follow these easy steps: 1. Read the accompanying Proxy Statement. 2. Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions. 3. When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below. 4. You will also be asked to enter the last four digits of your Tax Identification Number that is associated with the account you are voting. Please note that all votes cast by telephone must be completed and submitted prior to Sunday, May 31, 2009 at 11:59 p.m. Central Time. Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps: 1. Read the accompanying Proxy Statement. 2. Visit our Internet voting site at www.illinoisstocktransfer.com, click on the “Internet Voting” tab and enter your Voter Control Number and the last four digits of your Tax Identification Number that is associated with the account you are voting in the designated fields. Your Voter Control Number is printed on the front of the proxy card below. Please note that all votes cast by Internet must be completed and submitted prior to Sunday, May 31, 2009 at 11:59 p.m. Central Time. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. This is a “secure” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed. PLEASE LIST NAMES OF PERSONS ATTENDING Revocable Proxy Hawthorn Bancshares, Inc. COMMON The undersigned hereby appoints William H. Case and Barbara A. Taggart, and each of them, jointly and severally, the agents and proxies of the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Hawthorn Bancshares, Inc. (the “Company”) to be held at Hawthorn Bank’s facility located at 132 East High Street, Jefferson City, Missouri, on Tuesday, June 2, 2009, commencing at 9:00 a.m., local time, and any adjournment thereof (the “Meeting”), and to vote all of the stock of the Company, standing in the name of the undersigned on its books as of the close of business on March 30, 2009, and which the undersigned would be entitled to vote, if present, with the same force and effect as if voted by the undersigned and especially to vote said stock with respect to the following matters: 1. ELECTION OF TWO CLASS II DIRECTORS. (Please mark only one box next to each such name.) FOR AGAINST ABSTAIN 01 Charles G. Dudenhoeffer, Jr. 02 Gus S. Wetzel, II 2. Proposal to ratify the selection of the accounting firm of KPMG LLP as the Company’s independent registered public accounting firm for 2009. FOR AGAINST ABSTAIN 3. Proposal to provide advisory approval of the compensation of the Company’s executives disclosed in the Proxy Statement. FOR AGAINST ABSTAIN This Proxy will be voted as directed, but if no instructions are specified, this Proxy will be voted FOR the election of the two (2) persons listed above as Class II directors of the Company for the next three years, and FOR approval of each of the other proposals identified abo ve. In their discretion, the appointed proxies and agents are authorized to vote upon such other business as may properly be presented at the Meeting. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise. (Continued and to be signed on other side)

PROXY/DIRECTION TO TRUSTEE Hawthorn Bancshares, Inc. Profit-Sharing 401(k) Plan Annual Meeting of Shareholders June 2, 2009 at 9:00 a.m., Local Time You can vote in one of three ways: 1) By Mail, 2) By Internet, 3) By Telephone. See the reverse side of this sheet for instructions. DETACH PROXY/DIRECTION TO TRUSTEE CARD HERE THIS PROXY/DIRECTION TO TRUSTEE IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, DATED APRIL 17, 2009. 401K Dated SIGNATURE Sign exactly as your name appears above. PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE. If you personally plan to attend the Annual Meeting of Shareholders, please check the box below and list names of attendees on reverse side. Return this stub in the enclosed envelope with your completed proxy/direction to trustee. I/We plan to attend the 2009 meeting. Number attending ___

To vote by mail, read the accompanying Proxy Statement, and then complete both sides, sign and date the proxy/direction to trustee below. Detach the card below and return it in the envelope provided, or return it to Hawthorn Bancshares, Inc., P.O. Box 688, Jefferson City, MO 65102-0688. If You Vote By INTERNET, Please Do Not Return Your Proxy / Direction to Trustee By Mail Your telephone vote is quick, confidential and immediate. Just follow these easy steps: 1. Read the accompanying Proxy Statement. 2. Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions. 3. When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy/direction to trustee below. 4. You will also be asked to enter the last four digits of your Tax Identification Number that is associated with the account you are voting. Please note that all votes cast by telephone must be completed and submitted prior to Thursday, May 28, 2009 at 11:59 p.m. Central Time. Your telephone vote authorizes Hawthorne Bank, the Plan trustee, to vote your shares to the same extent as if you marked, signed, dated and returned the proxy/direction to trustee. If You Vote By TELEPHONE, Please Do Not Return Your Proxy / Direction to Trustee By Mail Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps: 1. Read the accompanying Proxy Statement. 2. Visit our Internet voting site at www.illinoisstocktransfer.com, click on the “Internet Voting” tab and enter your Voter Control Number and the last four digits of your Tax Identification Number that is associated with the account you are voting in the designated fields. Your Voter Control Number is printed on the front of the proxy/direction to trustee below. Please note that all votes cast by Internet must be completed and submitted prior to Thursday, May 28, 2009 at 11:59 p.m. Central Time. Your Internet vote authorizes Hawthorn Bank, the Plan trustee, to vote your shares to the same extent as if you marked, signed, dated and returned the proxy/direction to trustee. This is a “secure” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed. PLEASE LIST NAMES OF PERSONS ATTENDING Revocable Proxy/Direction to Trustee Hawthorn Bancshares, Inc. 401K The undersigned is a participant in the Hawthorn Bancshares, Inc. Profit-Sharing 401(k) Plan (the “Plan”), and hereby directs the trustee of the Plan, Hawthorn Bank, to attend the Annual Meeting of Shareholders of Hawthorn Bancshares, Inc. (the “Company”) to be held at Hawthorn Bank’s facility located at 132 East High Street, Jefferson City, Missouri, on Tuesday, June 2, 2009, commencing at 9:00 a.m., local time, and any adjournment thereof (the “Meeting”), and to vote all of the stock of the Company, credited to the undersigned’s account in the Plan as of the close of business on March 30, 2009 (both vested and unvested), with respect to the following matters: 1. ELECTION OF TWO CLASS II DIRECTORS. (Please mark only one box next to each such name.) FOR AGAINST ABSTAIN 01 Charles G. Dudenhoeffer, Jr. 02 Gus S. Wetzel, II 2. Proposal to ratify the selection of the accounting firm of KPMG LLP as the Company’s independent registered public accounting firm for 2009. FOR AGAINST ABSTAIN 3. Proposal to provide advisory approval of the compensation of the Company’s executives disclosed in the Proxy Statement. FOR AGAINST ABSTAIN The shares of the Company’s stock credited to your account in the Plan will be voted as directed in this Proxy/Direction to Trustee. If no instructions are specified with respect to the election of any nominee for director, such shares will be voted to ABSTAIN for such nominee. If no instructions are specified with respect to any other matter presented at the Meeting, such shares will be voted to ABSTAIN on such matter. This Proxy/Direction to Trustee is solicited on behalf of the Board of Directors and may be revoked prior to its exercise. (Continued and to be signed on other side)